Exhibit 24

POWER OF ATTORNEY

The undersigned hereby makes, constitutes and appoints each of Luis de la Aguilera, Robert Anderson and Roberto Diaz or any of them acting singly, and with full power of substitution, re-substitution and delegation, the undersigned’s true and lawful attorney‑in‑fact (each of such persons and their substitutes and delegees being referred to herein as the “Attorney-in-Fact”), with full power to act for the undersigned and in the undersigned’s name, place and stead, to:

1.

Prepare and execute any and all forms, schedules and other documents (including any amendments thereto) the undersigned is required to file with the Securities and Exchange Commission (the “SEC”), or which the Attorney-in-Fact considers it advisable for the undersigned to file with the SEC, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any rule or regulation thereunder, or under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (“Securities Act”), including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144 (all such forms, schedules and other documents being referred to herein as “SEC Filings”);

2.	Cause the SEC filings to be submitted and filed by an account administrator for the undersigned’s EDGAR account;

3.	File, submit or otherwise deliver SEC Filings to any securities exchange or similar authority; and

4.

Obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the equity securities of USCB Financial Holdings, Inc. (the “Company”) beneficially owned by the undersigned from any third party, including brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

The undersigned acknowledges that:

a)

This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his discretion on information provided to such Attorney-in-Fact without independent verification of such information;

b)

Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his discretion, deems necessary or desirable;

c)

The Attorney-in-Fact does not assume any liability for the undersigned’s responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule 144, any liability of the undersigned for any failure to comply with such requirements, or any liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

d)

This Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under Section 13 or Section 16 of the Exchange Act, including, without limitation, the reporting requirements under Section 13 or Section 16 of the Exchange Act.

The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned’s holdings of and transactions in the Company’s securities registered under the Exchange Act, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney, if any, with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of June 18, 2026.

/s/Sergio E. Garrido Signature Sergio E. Garrido Print Name